UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 14, 2018, Autoliv, Inc. (the “Company”) announced that its Board of Directors (the “Board”) declared a quarterly dividend of 62 cents per share for the second quarter of 2018, an increase of two cents per share from the previous level. The dividend will be payable on June 7, 2018 to Company stockholders of record on the close of business on May 23, 2018. In addition, the Company announced that the Board nominated Robert Alspaugh, Jan Carlson, Leif Johansson, David Kepler, Franz-Josef Kortüm, Xiaozhi Liu, James Ringler, Kazuhiko Sakamoto and Wolfgang Ziebart for re-election to the Board at the Company’s 2018 Annual Meeting of Stockholders. Each nominee is currently serving on the Board with a term expiring at the 2018 Annual Meeting of Stockholders.

A copy of the press release announcing the declaration of the dividend and nomination of directors for re-election at the Company’s 2018 Annual Meeting of Stockholders is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated February 14, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated February 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary

Date: February 14, 2018